Calculation of Filing Fee Tables
S-3
ALUMIS INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid		Equity	Common Stock, $0.0001 par value per share	457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 8,412.00
			Net Fee Due:						$ 33,018.00
Offering Note
[1]	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as may be sold from time to time by the Registrant. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act to defer payment of the entire registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

[2]	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as may be sold from time to time by the Registrant. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act to defer payment of the entire registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

[3]	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as may be sold from time to time by the Registrant. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act to defer payment of the entire registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

[4]	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as may be sold from time to time by the Registrant. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act to defer payment of the entire registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Alumis Inc.	S-3	333-288510	07/03/2025		$ 8,412.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	54,942,500	$ 54,942,500.00
Fee Offset Sources	2	Alumis Inc.	S-3	333-288510		07/03/2025						$ 61,240.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered $400,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to a Registration Statement on Form S-3 (File No. 333-288510) filed with the Securities and Exchange Commission (the "Commission") on July 3, 2025, and declared effective by the Commission on August 19, 2025 (the "Prior Registration Statement"). The Registrant previously paid an aggregate registration fee of $61,240 in connection with the Prior Registration Statement (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). As of the date of filing of this Registration Statement, the Registrant sold an aggregate of $345,057,500 of such securities under the Prior Registration Statement, leaving the balance of $54,942,500 (the "Unsold Securities"), representing $8,412 in registration fees, of such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. All offerings under the Prior Registration Statement have terminated.

Offset Note
[2]	The Registrant previously registered $400,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to a Registration Statement on Form S-3 (File No. 333-288510) filed with the Securities and Exchange Commission (the "Commission") on July 3, 2025, and declared effective by the Commission on August 19, 2025 (the "Prior Registration Statement"). The Registrant previously paid an aggregate registration fee of $61,240 in connection with the Prior Registration Statement (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). As of the date of filing of this Registration Statement, the Registrant sold an aggregate of $345,057,500 of such securities under the Prior Registration Statement, leaving the balance of $54,942,500 (the "Unsold Securities"), representing $8,412 in registration fees, of such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. All offerings under the Prior Registration Statement have terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date